SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2009

NOVA NATURAL RESOURCES
CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	0-15078	84-1227328
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2000 NE 22nd St Wilton Manors, FL. 33305
(Address of principal executive offices) (Zip Code)

(828) 489-9409
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     Entry into a Material Definitive Agreement

Nova Natural Resources to Accept Private Placement from HS Financial Management Group

Florida – June 16, 2009 – Nova Natural Resources Inc (OTCBB: NVNJ) today announced a definitive agreement to accept a Private Placement Investment by HS Financial Management Group in an all-for-current asset transaction valued at approximately C$1Million.  This transaction will HS Financial Management Group to become the largest shareholder of Nova Natural Resources and will place HS Financial Management as the controlling group of the company.

The combination of Nova Natural Resources and HS Financial Management will provide clients from around the world with highly professional solutions that will create timely value for their corporate financial and management structure.  Together, the two companies will meet a wider set of shareholder needs and demands in strong corporate transparency and have a significantly greater opportunity in developing into new markets.

Under the terms of the agreement, which has been approved by the respective Board of Directors, HS Financial Management shall vent in an equivalent of C$1Million worth of current assets in exchange for the majority control position in the common share structure of Nova Natural Resources.  The closing is expected to be completed in 30 days following the due diligence period. .

In the combined company, Mr. Richard Chan will be appointed as the Chief Executive Office of the new company and shall be responsible in promoting and growing the new company in the global financial sector.  Other executive positions within the company will be appointed once the integration of the two companies and appointment of the new Board of Directors.

Integration

After the closing, the new company will be focused in providing and delivering professional financial consultancy services to both North American and Asian clients.  Details regarding company’s operation, services and projects will be available in a timely manner.

Due to the absence at this time of estimates of the acquisition-related restructuring costs and the allocation of the purchase price between goodwill, other intangibles and equity based compensation expenses related to SFAS123R, Nova Natural Resources is currently unable to provide GAAP estimates on future earnings.

Tender Offer of Stock Repurchases

The board of HS Financial Management has approved and authorized the purchase of a current control block of Nova Natural Resources common stock from a private group of shareholders in a private stock purchase not to exceed $300,000 which must be completed in 30 days.

About Nova Natural Resources Inc
Nova Natural Resources is an OTCBB listed company under the symbol NVNJ.  Nova Natural Resources is currently a development stage company.

About HS Financial Management Group
HS Financial Management Group is a privately owned company registered under the British Columbia Business Act and is involved in providing investment banking consultancy services to clients across China and North America.

This press release contains forward-looking statements identified by words such as "believe," "expect," "anticipates" and similar expressions. Actual results might differ materially from those projected in, expressed in or implied by the forward-looking statements. Nova cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date. Some paragraphs of this press release, particularly those describing Nova's strategies, operating expenses reductions and business plans, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended and Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Nova is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other actions, any of which could have an adverse effect on the business plans of Nova, its reputation in the industry or its expected financial return from operations. Factors such as these could have an adverse effect on Nova's results of operations. In light of significant uncertainties not included in the forward-looking statements herein, the inclusion of such information should not be regarded as a representation by Nova that it will be achieved.

CONTACT: Nova Natural Resources Corporation, Fort Lauderdale Wayne Doss, 828/489-9409, dosswa@yahoo.com

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA NATURAL RESOURCES CORPORATION

By:	/s/ Wayne Doss
Wayne Doss, President

	Date:	June 16, 2009